FORTEM RESOURCES INC. ANNOUNCES APPLICATION FOR A
MANAGEMENT CEASE TRADE ORDER

Vancouver, BC, June 28, 2019 – Fortem Resources Inc. (TSXV:FTM, OTCQB:FTMR) (the “Company”)  announces that it will be unable to file its annual report on Form 10-K, audited annual financial statements, management’s discussion and analysis and the related officer certifications for the financial year ended February 28, 2019 (the “Annual Filings”) on or before the prescribed filing deadline of June 28, 2019 as required by National Instrument 51-102, Continuous Disclosure Obligations and National Instrument and 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers, respectively. Information has recently come to the attention of the Company causing it to perform an additional review of transactions that occurred in the Company’s fiscal year ended February 28, 2018 (the “2018 Year End Review”). As a result of the 2018 Year End Review, the Company’s previous auditor, DMCL, Chartered Professional Accountants, who audited the Company’s financial statements for the year ended February 28, 2018 (the “2018 Statements”), has been delayed in providing an updated auditor’s report (the “Auditor’s Report”), which the Company is required to include in its Annual Filings, which are being audited by the Company’s current auditor, Davidson & Company LLP (“Davidson”).

The Company anticipates that it will need approximately two (2) weeks to complete the 2018 Year End Review and for DMCL to provide the updated Auditor’s Report to the Company with respect to the 2018 Statements and for Davidson to complete its audit procedures and to provide the auditor’s report for the financial year ended February 28, 2019. The Company expects to file the Annual Filings on or before July 14, 2019. The Company confirms that it will comply with the alternative information guidelines included in National Policy 12-203, Management Cease Trade Orders, for so long as it remains in default of a specified requirement.

About Fortem Resources

Fortem Resources Inc. is a Nevada oil and gas corporation, which holds properties in Alberta and Utah. The Company is engaged in the exploration, development and production of crude oil and natural gas in the Western Canadian Sedimentary Basin and Utah in the United States. The Company is seeking North American and International expansion through an acquisition strategy.

For further information about Fortem, please visit the company website at www.fortemresources.com or email info@fortemresources.com.

On behalf of Fortem Resources Inc.

Michael Caetano, Chief Operations Officer
403.241.8912

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Suite 1020, 909 11th Avenue S.W.
Calgary Alberta T2R 0E7
Phone:    403.241.8912

Forward Looking Statements

This news release includes certain “forward-looking statements” under applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements with respect to the ability of the Company to file the Annual Filings and the anticipated filing date thereof. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to that the comments of the PCAOB may not be resolved by the Company and DMCL in a timely manner as required to file the Form 10-K as expected or within the time indicated on or before July 14, 2019. Although the Company believes that the expectations and assumptions on which such forward looking information is based are reasonable, undue reliance should not be placed on the forward looking information because the Company can give no assurance that they will prove to be correct. Forward looking statements contained in this press release are made as of the date of this press release. The Company disclaims any intent or obligation to update publically any forward looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.